EXHIBIT 5.1


KRANITZ                                                      1238 Twelfth Avenue
  & PHILLIP                                             Grafton, Wisconsin 53024
Attorneys at Law                                       Facsimile  (262) 375-0775
                                                       Telephone  (262) 375-0625


Robert J. Philipp
Writer's Direct Dial (414) 332-2118
           Facsimile (414) 332-4480
          E-Mailrphilipp@kp4law.com




                                February 18, 2005

The Board of Directors
AeroGrow International, Inc.
900 28th Street, Suite 201
Boulder, Colorado 80303

Gentlemen:

     We have acted as counsel to AeroGrow International, Inc., a Nevada corporation ("Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("Commission") of a registration statement on Form SB-2 ("Registration Statement"), including a form of prospectus ("Prospectus"), relating to the registration of an aggregate of 44,903,467 shares of the common stock of the Company, par value $0.001 per share ("Common Stock") and warrants to purchase up to 13,489,288 shares of Common Stock ("Warrants") under the Securities Act of 1933, as amended ("Securities Act"). The securities covered by the Registration Statement include (i) 7,000,000 shares of Common Stock and 7,000,000 Warrants to purchase up to 7,000,000 additional shares of Common Stock, as described by and pursuant to the Prospectus, (ii) 24,414,179 shares of Common Stock outstanding as of December 31, 2004 and (iii) 6,489,288 shares of Common Stock which may be issued upon the exercise of Warrants ("Warrant Shares").

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's articles of incorporation, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, wehave assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents submitted to us as copies.

          On the basis of, and in reliance upon, the foregoing, an On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that:

          1. The Company is a corporation, duly organized, validly existing under the laws of the State of Nevada, with all requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged.

          2. The Company has the corporate power and authority to execute, deliver and perform the Warrants; assuming that the Warrants, respectively, have been or will be duly authorized, executed and delivered by the Company, as provided in the Registration Statement, such Warrants (i) constitute or will constitute the legal, valid and binding obligations of the Company, and (ii) are or will be enforceable as to the Company in accordance with their terms.

KRANITZ & PHILIPP
  Attorneys at Law

Board of Directors
AeroGrow International, Inc.
February 18, 2005
Page 2


          3. The shares of Common Stock covered by the Registration Statement have been duly authorized, and provided that, with respect to the shares of Common Stock included in the offering made by the Prospectus, (a) the pertinent provisions of the state securities and "blue sky" laws have been complied with and (b) such shares have been issued, sold and delivered pursuant to the terms of the offering as described in the Prospectus and the Registration Statement against payment therefor as contemplated in the Prospectus and the Registration Statement, all shares of Common Stock covered by the Registration Statement (including both shares offered by the Prospectus and shares outstanding as of December 31, 2004) will be validly issued by the Company, fully paid and nonassessable.

          4. Provided that (a) a sufficient number of shares of Common Stock is authorized under the Company's articles of incorporation on the date of exercise of any of the Warrants, (b) the Warrants have been duly exercised in accordance with their respective terms and (c) no change occurs in any applicable law or relevant facts; and further provided that (i) the pertinent provisions of all securities laws, including state securities and "blue sky" laws, as may be applicable, have been complied with and (ii) the Warrant Shares have been issued, sold and delivered against payment therefor as contemplated by the terms of the respective Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Prospectus under the heading "Legal Matters." In rendering this opinion, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                               Very truly yours,




                                                            /s/KRANITZ & PHILIPP
                                                              KRANITZ & PHILIPP






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